                                                                     EXHIBIT 4.1


         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THE SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR
(F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
(3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.





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                                                           CUSIP No.: 638588AA1



                                NATIONSRENT, INC.



                    10 3/8% SENIOR SUBORDINATED NOTE DUE 2008


No. 1                                                              $175,000,000

NATIONSRENT, Inc., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred and Seventy Five Million Dollars, on December 15, 2008.



                                Interest Payment Dates: June 15 and December 15



                                           Record Dates:  June 1 and December 1

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


                                             NATIONSRENT, INC.



                                             By: /s/ Thomas C. Richardson
                                                ------------------------------
                                                Name: Thomas C. Richardson
                                                Title: Vice President



                                             By: /s/ Don R. O'Neal
                                                ------------------------------
                                                Name: Don R. O'Neal
                                                Title: President and
                                                       Chief Operating Officer

Dated: December 11, 1998


Certificate of Authentication
This is one of the 10 3/8% Senior
Subordinated Notes due 2008
referred to in the within-mentioned Indenture.


                                            THE BANK OF NEW YORK, as
                                            Trustee



                                             By: /s/ Remo J. Reale
                                                ------------------------------
                                                Authorized Signatory
                                                Assistant Vice President

                              (REVERSE OF SECURITY)
                    10 3/8% Senior Subordinated Note due 2008

                  1. INTEREST. NATIONSRENT, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes (as defined in the Indenture described below) will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from December 11, 1998. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on each Interest Payment Date, commencing June 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) to the extent lawful.

                  2. METHOD OF PAYMENT. The Company shall pay interest and Additional Interest, if any, on the Notes (except defaulted interest and defaulted Additional Interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest and Additional Interest, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest and Additional Interest, if any, by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                  3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

                  4. INDENTURE. The Company issued the Notes under an Indenture, dated as of December 11, 1998 (as amended from time to time, the "Indenture"), by and among the Company, the Guarantors (as defined therein) and the Trustee (as defined therein). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 10 3/8% Senior Subordinated Notes due 2008 (the "Initial Notes"). The

Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or, with respect to Initial Notes issued under the Indenture subsequent to the Issue Date, a registration rights agreement substantially identical to the Registration Rights Agreement. The Initial Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in this Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $225,000,000. Under Article Eleven of the Indenture the payment on each Note is guaranteed on a senior subordinated basis by the Guarantors. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture.

                  5. SUBORDINATION. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company (other than Obligations under the Credit Agreement, which must be paid in full in cash), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Guarantees in respect of the Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of each Guarantor (other than Obligations under the Credit Agreement, which must be paid in full in cash), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

                  6. REDEMPTION PROVISIONS. Except as provided below, the Notes may not be redeemed prior to December 15, 2003.

                  (a) OPTIONAL REDEMPTION. On or after such date, the Notes may be redeemed at the option of the Company, at any time as a whole, or from time to time in part, on not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (if any) and Additional Interest (if any) to the date of redemption (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing December 15:


                                                                REDEMPTION
                                                                   PRICE
                                                                -----------
2003...............................................              105.188%
2004...............................................              103.458%
2005...............................................              101.729%
2006 and thereafter................................              100.000%


                  (b) Notwithstanding the foregoing, at any time on or prior to December 15, 2001, the Company may, at its option, redeem, in part and from time to time, with the net cash proceeds of one or more Public Equity Offerings or Private Equity Offerings, up to 35% of the sum of (i) the initial aggregate principal amount of the Notes originally issued on the date hereof and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date, at a redemption price equal to 110.375% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date; PROVIDED that at least 65% of the sum of (i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date, remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company and its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering or Private Equity Offering, as the case may be.

                  7. NOTICE OF REDEMPTION. Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest and Additional Interest, if any, will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest and Additional Interest, if any, the Notes called for redemption will cease to bear interest and Additional Interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest and Additional Interest, if any.

                  8. OFFERS TO PURCHASE. Section 4.15 of the Indenture provides that, upon a Change of Control if the Company does not redeem the Notes, each holder will have the right, subject to certain conditions set forth in the Indenture, to require the Company to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof plus accrued interest and Additional Interest, if any, to the date of repurchase. Section 4.16 of the Indenture provides that, after certain Asset Sales, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                  9. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

                  11. UNCLAIMED MONEY. If money for the payment of principal or interest or Additional Interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  12. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of, premium, if any, and interest and Additional Interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the

Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest and Additional Interest on the Notes).

                  13. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Guarantee, if any, may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

                  14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, incur additional Senior Subordinated Debt, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation and sell Capital Stock of a Restricted Subsidiary. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                  15. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

                  16. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default

(except a Default in payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest.

                  17. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  18. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  19. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                  20. GOVERNING LAW. The laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

                  21. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST
(= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  22. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  23.  REGISTRATION RIGHTS.

                  Pursuant to the Registration Rights Agreement, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's
10 3/8% Senior Subordinated Notes due 2008 which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as this Note (other than as relates to registration rights and transfer restrictions). The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Right Agreement.


                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this
Note in larger type. Requests may be made to: NationsRent, Inc., 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33133, Attn: Gene J. Ostrow.